                                                                    EXHIBIT 23.2

      CONSENT OF ALTSCHULER, MELVOIN AND GLASSER LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data of Standard" and to the use of our reports dated February 3, 1998, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-50437) and related Prospectus of APCOA/Standard Parking, Inc. for the registration of $140,000,000 of 9 1/4% Senior Subordinated Notes.


                                             ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

August 13, 1998